EXHIBIT 4.1

                            CALLON PETROLEUM COMPANY

                                       AND

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                     Trustee

                                ----------------

                                    INDENTURE

                            Dated as of July 31, 1997

                                ----------------

                                   $36,000,000

               10.125% Series A Senior Subordinated Notes due 2002

               10.125% Series B Senior Subordinated Notes due 2002
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         RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939, AS
                 AMENDED AND INDENTURE DATED AS OF JULY 31, 1997

Trust Indenture Act                             Indenture
Section                                         Section

Section 310 (a)(1)..............................608
                  (a)(2)........................608
                  (a)(3)........................Inapplicable
                  (a)(4)........................Inapplicable
                  (b)...........................605, 608, 609, 613
Section 311.....................................605, 614
Section 312 (a).................................701, 702
                  (b)...........................702
                  (c)...........................702
Section 313 (a).................................703
                  (b)(1)........................703
                  (b)(2)........................703
                  (c)...........................703
                  (d)...........................703
Section 314 (a).................................704, 1011
                  (b)...........................Inapplicable
                  (c)(1)........................102
                  (c)(2)........................102
                  (c)(3)........................Inapplicable
                  (d)...........................Inapplicable
                  (e)...........................102
Section 315 (a).................................601, 603
                  (b)...........................602
                  (c)...........................601
                  (d)...........................601, 603
                  (e)...........................603, 607
Section 316 (a)(1)(A)...........................512
                  (a)(1)(B).....................513
                  (a)(2)........................Inapplicable
                  (b)...........................508
                  (c)...........................104
Section 317 (a)(1)..............................503
                  (a)(2)........................504
                  (b)...........................1003
Section 318 (a).................................108
--------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

ARTICLE ONE   DEFINITIONS AND OTHER PROVISIONS  OF GENERAL
APPLICATION..................................................................1
  Section 101. Definitions...................................................1
  Section 102. Compliance Certificates and Opinions.........................13
  Section 103. Form of Documents Delivered to Trustee.......................13
  Section 104. Acts of Holders..............................................14
  Section 105. Notices, etc, to Trustee and Company.........................15
  Section 106. Notice to Holders of Notes; Waiver...........................16
  Section 107. Language of Notices..........................................16
  Section 108. Conflict with Trust Indenture Act............................16
  Section 109. Effect of Headings and Table of Contents.....................16
  Section 110. Successors and Assigns.......................................16
  Section 111. Severability Clause..........................................16
  Section 112. Benefits of Indenture........................................17
  Section 113. Governing Law................................................17
  Section 114. Legal Holidays...............................................17
  Section 115. Counterparts.................................................17
  Section 116. Indenture and Notes Solely Corporate Obligations.............17
  Section 117. No Adverse Interpretations of Other Agreements...............18
ARTICLE TWO   FORM OF NOTES.................................................18
  Section 201. Forms Generally..............................................18
ARTICLE THREE   THE NOTES...................................................18
  Section 301. Execution, Authentication, Delivery and Dating...............18
  Section 302. Temporary Notes..............................................19
  Section 303. Registration, Transfer and Exchange..........................19
  Section 304. Mutilated, Destroyed, Lost and Stolen Notes..................19
  Section 305. Payment of Interest, Rights to Interest Preserved............20
  Section 306. Persons Deemed Owners........................................21
  Section 307. Cancellation.................................................22
  Section 308. Computation of Interest......................................22
ARTICLE FOUR   SATISFACTION AND DISCHARGE...................................22
  Section 401. Satisfaction and Discharge of Indenture......................22
  Section 402. Application of Trust Money...................................23
ARTICLE FIVE   REMEDIES.....................................................24
  Section 501. Events of Default............................................24
  Section 502. Acceleration of Maturity; Rescission and Annulment...........25
  Section 503. Collection of Indebtedness and Suits for Enforcement
                    by Trustee..............................................27
  Section 504. Trustee May File Proofs of Claim.............................27
  Section 505. Trustee May Enforce Claims Without Possession of Notes.......28
  Section 506. Application of Money Collected...............................28
  Section 507. Limitation on Suits..........................................29
  Section 508. Unconditional Right of Holders to Receive Principal
                    Premium and Interest....................................29
  Section 509. Restoration of Rights and Remedies...........................29
  Section 510. Rights and Remedies Cumulative...............................30
  Section 511. Delay or Omission Not Waiver.................................30
  Section 512. Control by Holders...........................................30
  Section 513. Waiver of Past Defaults......................................30
  Section 514. Undertaking for Costs........................................31

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  Section 515. Waiver of Stay, Extension or Usury Laws......................31
ARTICLE SIX   THE TRUSTEE...................................................31
  Section 601. Certain Duties and Responsibilities..........................31
  Section 602. Notice of Defaults...........................................32
  Section 603. Certain Rights of Trustee....................................32
  Section 604. Not Responsible for Recitals or Issuance of Notes............33
  Section 605. May Hold Notes...............................................34
  Section 606. Money Held in Trust..........................................34
  Section 607. Compensation and Reimbursement...............................34
  Section 608. Corporate Trustee Required; Eligibility......................35
  Section 609. Resignation and Removal; Appointment of Successor............35
  Section 610. Acceptance of Appointment by Successor.......................36
  Section 611. Merger, Conversion, Consolidation or Succession to Business..37
  Section 612. Appointment of Authentication Agent..........................37
  Section 613. Conflicting Interests........................................38
  Section 614. Preferential Collection of Claims Against Company............38
ARTICLE SEVEN HOLDERS' LISTS AND REPORTS BY TRUSTEE
               AND COMPANY..................................................39
  Section 701. Company to Furnish Trustee Names and Addresses of Holders....39
  Section 702. Preservation of Information; Communications to Holders.......39
  Section 703. Reports by Trustee...........................................39
  Section 704. Reports by Company...........................................40
ARTICLE EIGHT   CONSOLIDATION, MERGER AND SALES.............................41
  Section 801. Company May Consolidate, Etc., Only on Certain Terms.........41
  Section 802. Successor Person Substituted for Company.....................41
ARTICLE NINE   SUPPLEMENTAL INDENTURES......................................42
  Section 901. Supplemental Indentures Without Consent of Holders...........42
  Section 902. Supplemental Indentures with Consent of Holders..............43
  Section 903. Execution of Supplemental Indentures.........................43
  Section 904. Effect of Supplemental Indentures............................43
  Section 905. Reference in Notes to Supplemental Indentures................44
  Section 906. Effect on Senior Indebtedness................................44
  Section 907. Record Date..................................................44
ARTICLE TEN   COVENANTS.....................................................44
  Section 1001. Payment of Principal and Interest...........................44
  Section 1002. Maintenance of Office or Agency.............................45
  Section 1003. Money for Note Payments to be Held in Trust.................45
  Section 1004. Corporate Existence.........................................46
  Section 1005. Maintenance of Properties...................................47
  Section 1006. Restrictions on Dividends, Redemption and Other Payments....47
  Section 1007. Limitations on Indebtedness for Money Borrowed..............48
  Section 1008. Limitation Liens............................................48
  Section 1009. Insurance...................................................49
  Section 1010. Payment of Taxes and Other Claims...........................49
  Section 1011. Statement by Officers as to Default.........................49
  Section 1012. Waiver of Certain Covenants.................................49
  Section 1013. Limitation on Ranking of Future Indebtedness................50
  Section 1014. Limitations on Restricting Subsidiary Dividends.............50
  Section 1015. Limitation on Transactions with Affiliates..................51
  Section 1016. Purchase of Notes upon Certain Events.......................51
ARTICLE ELEVEN  REDEMPTION OF NOTES.........................................53
  Section 1101. Right of Redemption.........................................53

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  Section 1102. Election to Redeem; Notice to Trustee.......................53
  Section 1103. Selection by Trustee of Notes to be Redeemed................53
  Section 1104. Notice of Redemption........................................54
  Section 1105. Deposit of Redemption Price.................................55
  Section 1106. Notes Payable on Redemption Date............................55
  Section 1107. Notes Redeemed in Part......................................55
  Section 1108. Purchase of Notes...........................................56
ARTICLE TWELVE   DEFEASANCE AND COVENANT DEFEASANCE.........................56
  Section 1201. Company's Option to Effect Defeasance or Covenant
                    Defeasance..............................................56
  Section 1202. Defeasance and Discharge....................................56
  Section 1203. Covenant Defeasance.........................................56
  Section 1204. Conditions to Defeasance or Covenant Defeasance.............57
  Section 1205. Deposited Money and Government Obligations to Be Held
                    in Trust; Other Miscellaneous Provisions................58
  Section 1206. Reinstatement...............................................59
ARTICLE THIRTEEN  SUBORDINATION OF NOTES....................................59
  Section 1301. Notes Subordinate to Senior Indebtedness....................59
  Section 1302. Payment over of Proceeds upon Dissolution, etc..............59
  Section 1303. Suspension of Payment When Senior Indebtedness in Default...60
  Section 1304. Payment Permitted If No Default.............................61
  Section 1305. Subrogation to Rights of Holders of Senior Indebtedness.....61
  Section 1306 Provisions Solely to Define Relative Rights..................62
  Section 1307. Trustee to Effectuate Subordination.........................62
  Section 1308. No Waiver of Subordination Provision........................62
  Section 1309. Notice to Trustee...........................................63
  Section 1310. Reliance on Judicial Order or Certificate of
                    Liquidating Agent Bank..................................64
  Section 1311. Rights of Trustee as a Holder of Senior Indebtedness:
                    Preservation of Trustee's Rights........................64
  Section 1312. Article Applicable to Paying Agents.........................64
  Section 1313. No Suspension of Remedies...................................64
  Section 1314. Trust Money Not Subordinated................................64

Appendix A   Provisions Relating to Initial Notes and Exchange Notes
Exhibit 1 to Appendix A  Form of Initial Notes
Exhibit 2 to Appendix A  Form of Exchange Notes

      THIS INDENTURE, dated as of July 31, 1997 (the "Indenture"), is between CALLON PETROLEUM COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), having executive offices located at 200 North Canal Street, Natchez, Mississippi 39120 and AMERICAN STOCK TRANSFER & TRUST COMPANY, a corporation duly organized and existing under the laws of the State of New York (hereinafter called the "Trustee"), having its principal corporate trust office at 40 Wall Street, 46th Floor, New York, New York 10005.

                             RECITALS OF THE COMPANY

      The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 10.125% Series A Senior Subordinated Notes due 2002 (hereinafter called the "Initial Notes") and, if and when issued pursuant to a registered exchange for the Initial Notes, the Company's 10.125% Series B Senior Subordinated Notes due 2002 (the "Exchange Notes" and together with the Initial Notes, the "Notes"), to be issued in such amount and to have such provisions as are hereinafter set forth. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Notes by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders from time to time of the Notes, as follows, without preference of one series of the Notes over the other:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.DEFINITIONS.

      Except as otherwise expressly provided in this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

      (1) the terms defined in this Article or in Article I of Appendix A hereto have the meanings assigned to them in this Article or in Article I of Appendix A hereto and include the plural as well as the singular;

      (2) all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

      (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

      (4) the words "herein", "hereof", "hereto" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

      (5) the word "or" is always used inclusively (for example, the phrase "A or B" means "A or B or both", not "either A or B but not both");

      (6) the masculine gender includes the feminine and the neuter; and

      (7) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture.

      Certain terms used principally in certain Articles hereof are defined in those Articles.

      "ACQUIRED INDEBTEDNESS" means Indebtedness for Money Borrowed of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition by the Company or a Restricted Subsidiary of assets from such Person, and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

      "ACT", when used with respect to any Holder, has the meaning specified in
Section 104.

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "AUTHENTICATING AGENT" means any Person authorized by the Trustee pursuant to Section 612 to act on behalf of the Trustee to authenticate Notes.

      "AUTHORIZED NEWSPAPER" means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

      "AVERAGE LIFE" means, with respect to any Indebtedness for Money Borrowed, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness for Money Borrowed multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

      "BOARD OF DIRECTORS" means the board of directors of the Company or any duly authorized committee of that board.

      "BOARD RESOLUTION" means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "BUSINESS DAY", with respect to any Place of Payment or other location, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a Legal Holiday in such Place of Payment or other location.

      "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP and, for purposes of this Indenture, the amount of such obligations at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

      "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

      "COMPANY NOTICE" has the meaning set forth in Section 1016.

      "COMPANY REQUEST" and "COMPANY ORDER" mean, respectively, a written request or order, as the case may be, signed in the name of the Company by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, or by another officer of the Company duly authorized to sign by a Board Resolution, and delivered to the Trustee.

      "CONSOLIDATED" when used in conjunction with any other defined term means the aggregate amount of the items included within the defined term of the Company and its Restricted Subsidiaries on a Consolidated basis, eliminating inter-company items.

      "CONSOLIDATED EBITDA" means, for any period, determined in accordance with GAAP on a Consolidated basis for the Company and its Restricted Subsidiaries, the sum of Consolidated Net Income, plus depreciation, depletion, amortization and other non-cash charges, income tax expense, and interest expense for such period, each as deducted in determining such Consolidated Net Income.

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense for such period which is required to be shown as such on the financial statements of the Company and its Restricted Subsidiaries, on a Consolidated basis, prepared in accordance with GAAP.

      "CONSOLIDATED NET INCOME" means, for any period, the amount of Consolidated net income (loss) of the Company and its Restricted Subsidiaries for such period, determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall be included in Consolidated Net Income any net extraordinary gains or losses for such period (less all fees and expenses related thereto); and, PROVIDED, FURTHER, that there shall not be included in Consolidated Net Income
(1) any net income (loss) of a Restricted Subsidiary for any portion of such period during which it was not a Consolidated Subsidiary, (2) any net income
(loss) of businesses, properties or assets acquired or disposed of (by way of merger, consolidation, purchase, sale or otherwise) by the Company or any Restricted Subsidiary for any portion of such period prior to the acquisition thereof or subsequent to the disposition thereof, or (3) any net income for such period resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary.

      "CONSOLIDATED SUBSIDIARY" means a Restricted Subsidiary the financial statements of which are Consolidated with the financial statements of the Company.

      "CONVERTIBLE DEBENTURES" means the Company's 8.5% Convertible Subordinated Debentures due 2010 issuable in exchange for the Company's Series A Preferred Stock.

      "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 40 Wall Street, 46th Floor, New York, New York 10005.

      "CORPORATION" includes corporations, associations, companies, joint stock companies, limited liability companies or business trusts.

      "CREDIT FACILITY" means that certain Amended and Restated Credit Agreement, dated as of October 31, 1996, among the Company, Callon Petroleum Operating Company, a Delaware corporation and wholly owned Subsidiary of the Company ("Operating"), Callon Offshore Production, Inc., a Mississippi corporation and wholly owned Subsidiary of Operating, the several banks and other financial institutions from time to time parties thereto (the "Banks"), and The Chase Manhattan Bank, as agent for the Banks, as the same may be amended, modified, supplemented, extended, restated, replaced, renewed or refinanced from time to time.

      "DEFAULT" means any event that is or with the passage of time or giving notice or both would be an Event of Default.

      "DEFAULTED INTEREST" has the meaning specified in Section 305.

      "DEPOSITORY" means The Depository Trust Company, its nominees and their respective successors.

      "EVENT OF DEFAULT" has the meaning specified in Section 501.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

      "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles board of the American

Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board in effect on the date of this Indenture.

      "GLOBAL NOTE" has the meaning specified in Appendix A.

      "GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America, or any Person controlled or supervised by and acting as an agency or instrumentality of such government, in each case where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by such government and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

      "HOLDER", when used with respect to the Notes, means the Person in whose name such Note is registered in the Note Register.

      "INDEBTEDNESS FOR MONEY BORROWED" means any of the following obligations of the Company or any Restricted Subsidiary: (1) any obligations, contingent or otherwise, for borrowed money or for the deferred purchase price of property, assets, securities or services (including, without limitation, any interest accruing subsequent to an event of default), (2) all obligations (including the Notes) evidenced by bonds, notes, debentures or other similar instruments, (3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), except any such obligation that constitutes a trade payable and an accrued liability arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared in accordance with GAAP, (4) all Capitalized Lease Obligations, (5) liabilities of the Company actually due and payable under bankers acceptances and letters of credit, (6) all indebtedness of the type referred to in clause (1), (2), (3),
(4) or (5) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or security interest in property of the Company or any Restricted Subsidiary (including, without limitation, accounts and contract rights), even though the Company or any Restricted Subsidiary has not assumed or become liable for the payment of such indebtedness, and (7) any guarantee or endorsement (other than for collection or deposit in the ordinary course of business) or discount with recourse of, or other agreement, contingent or otherwise, to purchase, repurchase, or otherwise acquire, to supply, or advance funds or become liable with respect to, any indebtedness or any obligation of the type referred to in any of the foregoing clauses (1) through (6), regardless of whethr such obligation would appear on a balance sheet; PROVIDED, HOWEVER, that Indebtedness for Money Borrowed shall not include (i) Production Payments and Reserve Sales,
(ii) any liability for gas balancing incurred in the ordinary course of business, (iii) accounts payable or other obligations of the Company or a Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services, and (iv) any liability under any and all (A) employment or consulting agreements or employee benefit plans or arrangements and (B) futures contracts, forward contracts, swap, cap or collar contracts, option contracts, or other similar derivative agreements.

      "INDENTURE" means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

      "INDEPENDENT PUBLIC ACCOUNTANTS" means a nationally recognized firm of accountants that, with respect to the Company, are Independent Public Accountants within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the Independent Public Accountants regularly retained by the Company or who may be other Independent Public Accountants. Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to the Indenture or certificates required to be provided hereunder.

      "INSOLVENCY OR LIQUIDATION PROCEEDING" means, with respect to any Person,
(a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets or
(b) any liquidation, dissolution or other winding-up of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of such Person.

      "INTEREST COVERAGE RATIO" means, for any date of determination, the ratio of (1) Consolidated EBITDA for the immediately preceding four fiscal quarters of the Company to (2) Consolidated Interest Expense for such immediately preceding four fiscal quarters.

      "INTEREST PAYMENT DATE" when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

      "ISSUE DATE" when used with respect to any Note, means the earliest date on which any Note is originally issued in accordance with the terms of this Indenture.

      "LEGAL HOLIDAY" with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions or trust companies in such Place of Payment or other location are not authorized or obligated to be open.

      "LIEN" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

      "MATERIAL SUBSIDIARY" means any Restricted Subsidiary whose assets or revenues comprise at least five percent (5%) of the assets or revenues of the Company and the

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Restricted Subsidiaries on a Consolidated basis as of the end of, or for the,
Company's most recently completed fiscal quarter, as determined from time to time.

      "MATURITY" when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as provided in this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, and includes any Redemption Date.

       "MONEY", with respect to any payment, deposit or other transfer pursuant to or contemplated by the terms hereof, means United States dollars or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

      "NON-PAYMENT EVENT OF DEFAULT" means any event (other than a Payment Event of Default), the occurrence of which (with or without notice or the passage of time) entitles one or more Persons to accelerate the maturity of any Specified Senior Indebtedness.

      "NOTE" or "NOTES" means any note or notes, as the case may be, authenticated and delivered under this Indenture.

      "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in Section 303.

      "OFFICE OR AGENCY" means an office or agency of the Company maintained or designated in a Place of Payment for the Notes pursuant to Section 1002 or any other office or agency of the Company maintained or designated for, the payment or surrender of the Notes pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

      "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and is delivered to the Trustee.

      "OPINION OF COUNSEL" means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee.

      "OUTSTANDING", when used with respect to any Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

      (1) any Note theretofore canceled by the Trustee or the Note Registrar or delivered to the Trustee or the Note Registrar for cancellation;

      (2) any Note or portion thereof for whose payment at the Maturity thereof Money in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

      (3) any Note, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article Twelve; and

      (4) any Note which has been paid pursuant to Section 304 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (a) the pledgee's right so to act with respect to such Notes and (b) that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

      "PARI PASSU INDEBTEDNESS" means any Indebtedness for Money Borrowed of the Company that is PARI PASSU in right of payment to the Notes and shall include, without limitation, the 2001 Notes.

      "PAYING AGENT" means any Person authorized by the Company to pay the principal of (or premium, if any, on) or interest on any Note on behalf of the Company.

      "PAYMENT BLOCKAGE NOTICE" has the meaning specified in Section 1303.

      "PAYMENT BLOCKAGE PERIOD" has the meaning specified in Section 1303.

      "PAYMENT EVENT OF DEFAULT" means any default in the payment or required prepayment of principal of (or premium, if any) or interest on any Specified Senior Indebtedness when due (whether at final maturity, upon scheduled installment, upon acceleration or otherwise).

      "PERMITTED INDEBTEDNESS" means any of the following:

      (i) Indebtedness for Money Borrowed outstanding on the date of this Indenture (and not repaid or defeased with the proceeds of the offering of the Notes);

      (ii) Indebtedness for Money Borrowed of the Company to a Restricted Subsidiary and Indebtedness for Money Borrowed of a Restricted Subsidiary to the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that upon any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness for Money Borrowed (except to the Company or a Restricted Subsidiary), such Indebtedness for Money Borrowed shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of
            Section 1007 at the time the Restricted Subsidiary in question ceased to be a Restricted Subsidiary;

      (iii) any guarantee of Senior Indebtedness incurred in compliance with
            Section 1007 by a Restricted Subsidiary or the Company; and

      (iv) any renewals, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company or a Restricted Subsidiary of any Indebtedness for Money Borrowed incurred pursuant to clause (i) of this definition, including any successive refinancings by the Company or such Restricted Subsidiary, so long as (A) any such new Indebtedness for Money Borrowed shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness for Money Borrowed being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness for Money Borrowed refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing, and (B) in the case of any refinancing of Indebtedness for Money Borrowed of the Company that is not Senior Indebtedness, such new Indebtedness for Money Borrowed is either PARI PASSU with the Notes or subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (C) such new Indebtedness for Money Borrowed has an Average Life equal to or longer than the Average Life of the Indebtedness for Money Borrowed being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness for Money Borrowed being refinanced.

      "PERMITTED JUNIOR SECURITIES" means any equity securities or subordinated debt securities of the Company or any successor obligor with respect to the Senior Indebtedness provided for by a plan of reorganization or readjustment that, in the case of any such subordinated debt securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same degree as, or to a greater extent than, the Notes are so subordinated as provided in this Indenture.

      "PERMITTED LIENS" means any of the following types of Liens:

            (a) Liens existing as of the date the Notes are first issued (except to the extent such Liens secure any Pari Passu Indebtedness or Subordinated Indebtedness that is repaid or defeased with proceeds of the offering of the Notes), and any renewal, extension or refinancing of any such Lien provided that thereafter such Lien extends only to the properties that were subject to such Lien prior to the renewal, extension or refinancing thereof;

            (b) Liens securing the Notes; and

            (c) Liens in favor of the Company.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "PLACE OF PAYMENT" has the meaning set forth in Section 1001.

      "PREDECESSOR NOTE" of a Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 304 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Note shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Note.

      "PRODUCTION PAYMENTS AND RESERVE SALES" means the grant or transfer to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), master limited partnership interest or other interest in oil and gas properties, reserves the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental matters.

      "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, capital stock in any other Person.

      "PURCHASE PRICE" has the meaning set forth in Section 1016.

      "REDEMPTION DATE", with respect to any Note or portion thereof to be redeemed, means the date fixed for such redemption pursuant to Article Eleven of this Indenture.

      "REDEMPTION PRICE", with respect to any Note or portion thereof to be redeemed, means the price at which it is to be redeemed pursuant to Article Eleven of this Indenture.

      "REGULAR RECORD DATE" for the interest payable on any Note on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture as the "Regular Record Date".

      "REPURCHASE DATE" has the meaning set forth in Section 1016.

      "REPURCHASE EVENT" has the meaning set forth in Section 1016.

      "REPURCHASE EVENT DATE" has the meaning set forth in Section 1016.

      "REPURCHASE OFFER" has the meaning set forth in Section 1016.

      "RESPONSIBLE OFFICER" means any officer of the Trustee in its Corporate Trust Department and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "RESTRICTED PAYMENT" has the meaning specified in Section 1006.

      "RESTRICTED SUBSIDIARY" means any Subsidiary, whether existing on or after the date of this Indenture, unless such Subsidiary is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of this Indenture.

      "SENIOR EVENT OF DEFAULT" has the meaning specified in Section 1301.

      "SENIOR INDEBTEDNESS" means the principal amount of (and premium, if any), and interest on and all other amounts due on or in connection with, (1) any Indebtedness for Money Borrowed of the Company, whether now outstanding or hereafter created, incurred, assumed or guaranteed, unless in the instrument creating or evidencing such Indebtedness for Money Borrowed or pursuant to which such Indebtedness for Money Borrowed is outstanding it is provided that such indebtedness is subordinate in right of payment or in rights upon liquidation to any other Indebtedness for Money Borrowed of the Company and (2) all renewals, extensions and refundings of any such indebtedness.

      "SERIES A PREFERRED STOCK" means the Company's $2.125 Convertible Exchangeable Preferred Stock, Series A.

      "SPECIAL RECORD DATE" for the payment of any Defaulted Interest on any Note means a date fixed by the Trustee pursuant to Section 305.

      "SPECIFIED SENIOR INDEBTEDNESS" means (a) all Senior Indebtedness of the Company in respect of the Credit Facility and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings, or replacements (each, for purposes of this definition, a "refinancing") thereof by the Company, including any successive refinancings thereof by the Company and (b) any other Senior Indebtedness and any refinancings thereof by the Company having a principal amount of at least $5 million as of the date of determination and provided that the agreements, indentures or other instruments evidencing such Senior Indebtedness or pursuant to which such Senior Indebtedness was issued specifically designates such Senior Indebtedness as "Specified Senior Indebtedness" for purposes of this Indenture. For purposes of this definition, a refinancing of any Specified Senior Indebtedness shall be treated as a Specified Senior Indebtedness only if the Senior Indebtedness issued in such refinancing ranks or would rank PARI PASSU with the Specified Senior Indebtedness refinanced and only if the Senior Indebtedness issued in such refinancing is permitted by
Section 1007.

      "STATED MATURITY" with respect to any Note or any installment of principal thereof or interest thereon means the date established by this Indenture as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable, and, when used with respect to any other Indebtedness for Money Borrowed or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness for Money Borrowed as the fixed date on which the principal of such Indebtedness for Money Borrowed or such installment of interest is due and payable.

      "SUBORDINATED INDEBTEDNESS" means Indebtedness for Money Borrowed of the Company which is expressly subordinated in right of payment to the Notes, including, without limitation, the Convertible Debentures.

      "SUBSIDIARY" means any Corporation of which at the time of determination the Company or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

      "TOTAL CONSOLIDATED ASSETS" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis as of the date of the Company's most recent quarterly balance sheet prepared in accordance with GAAP.

      "TRANSACTION" has the meaning specified in Section 1015.

      "TRUST INDENTURE ACT" means the United States Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed, except as provided in Sections 901 and 902; PROVIDED, HOWEVER, that in the event the United States Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the United States Trust Indenture Act of 1939 as so amended.

      "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean each Person who is then a Trustee hereunder.

      "2001 INDENTURE" means that certain Indenture dated as of November 27, 1996 between the Company and American Stock Transfer & Trust Company, as Trustee, as the same may have been amended or supplemented from time to time prior to the date hereof.

      "2001 NOTES" means the Company's 10% Senior Subordinated Notes due 2001, issued pursuant to the 2001 Indenture.

      "UNITED STATES", except as otherwise provided herein, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

      "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary as an Unrestricted Subsidiary so long as neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness for Money Borrowed of such Subsidiary or has any assets or properties which are subject to any Lien securing any Indebtedness for Money Borrowed of such Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, (i) no Event of Default shall have occurred and be continuing and (ii) the Company could occur $1.00 of additional Indebtedness for Money Borrowed (other than Permitted Indebtedness) under Section 1007.

      "VICE PRESIDENT", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "Vice President".

      "VOTING STOCK" means stock, interests, participations, rights in or other equivalents in the equity interests (however designated) with respect to a Corporation having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Corporation; provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.

      SECTION 102.COMPLIANCE CERTIFICATES AND OPINIONS.

      Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

      (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

      (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      SECTION 103.FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of counsel or Opinion of Counsel or representation of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Note, they may, but need not, be consolidated and form one instrument.

      SECTION 104.ACTS OF HOLDERS

      (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

      Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a Global Note, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depository that is a Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depository's standing instructions and customary practices.

      The Trustee shall fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any permanent Global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

      (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (3) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Note Register.

      (4) If the Company shall solicit from the Holders of any Notes any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of Notes of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Notes on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

      (5) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Note Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

      SECTION 105.NOTICES, ETC, TO TRUSTEE AND COMPANY.

      Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

      (1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and delivered in person or mailed by certified or registered mail (return receipt requested) to or with the Trustee at its Corporate Trust Office, or

      (2) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered in person or mailed by certified or registered mail (return receipt requested), to the Company addressed to the attention of its Chief Financial Officer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

      SECTION 106.NOTICE TO HOLDERS OF NOTES; WAIVER.

      Except as otherwise expressly provided in this Indenture, where this Indenture provides for notice to Holders of Notes of any event, such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first-class postage prepaid, to each Holder of a Note affected by such event, at such Holder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

      In any case where notice to Holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      SECTION 107.LANGUAGE OF NOTICES.

      Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

      SECTION 108.CONFLICT WITH TRUST INDENTURE ACT.

      If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.

      SECTION 109.EFFECT OF HEADINGS AND TABLE OF CONTENTS.

      The Article and Section headings herein, the Reconciliation and Tie Chart and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 110.SUCCESSORS AND ASSIGNS.

      All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

      SECTION 111.SEVERABILITY CLAUSE.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, either wholly or partially, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provisions shall be given effect to the fullest extent permitted by law.

      SECTION 112.BENEFITS OF INDENTURE.

      Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Note Registrar, any Paying Agent, any Authenticating Agent and their respective successors hereunder, the Holders of Notes and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      SECTION 113.GOVERNING LAW.

      This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

      SECTION 114.LEGAL HOLIDAYS.

      In any case where any Interest Payment Date, Redemption Date, Repurchase Date, or Stated Maturity of any Note shall be a Legal Holiday at any Place of Payment, then (notwithstanding any other provision of this Indenture) payment need not be made at such Place of Payment on such date, but may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date, or at the Stated Maturity, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, or Stated Maturity, as the case may be.

      SECTION 115.COUNTERPARTS.

      This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      SECTION 116.INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS.

      No recourse under or upon any obligation, covenant or agreement of this Indenture, any supplemental indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporation, shareholder, officer, employee, director or Affiliate, as such, past, present or future, of the Company or of any successor corporation or Person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers, employees, directors or Affiliates, as such, of the Company or of any successor corporation or Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or any of the Notes or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer, employee, director or Affiliate, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes.

      SECTION 117.NO ADVERSE INTERPRETATIONS OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                                   ARTICLE TWO

                                  FORM OF NOTES

      SECTION 201.FORMS GENERALLY.

      The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 2 to Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit 1 to Appendix A and Exhibit 2 to Appendix A are part of the terms of this Indenture. The Initial Notes and the Exchange Notes will be treated as a single class of Notes under this Indenture.

                                  ARTICLE THREE

                                    THE NOTES

      SECTION 301.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

      Notes shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen of the Board, its Chief Executive Officer, its President, its Treasurer or one of its Vice Presidents under its corporate seal impressed, imprinted or reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

      Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

      At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes, executed by the Company, to the Trustee for authentication and, provided that a Company Order for the authentication and delivery of such Notes has been delivered to the Trustee, the Trustee, in accordance with the Company Order and subject to the provisions hereof, shall authenticate and deliver such Notes.

      Each Note shall be dated the date of its authentication.

      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in Appendix A or
Section 612 executed by or on behalf of the Trustee by the manual signature of one of its authorized signatories or by an Authenticating Agent. Such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

      SECTION 302.TEMPORARY NOTES.

      Pending the preparation of definitive Notes, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Notes may determine, as conclusively evidenced by their execution of such Notes. Such temporary Notes may be in global form.

      Except in the case of temporary Notes in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, such temporary Notes shall be exchangeable for such definitive Notes upon surrender of such temporary Notes at an Office or Agency for such Notes, without charge to any Holder thereof. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary Global Note, until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

      SECTION 303.REGISTRATION.

      The Company shall cause to be kept a register (herein sometimes referred to as the "Note Register") at an Office or Agency maintained pursuant to Section 1002 in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes and of transfers of the Notes. The Trustee is hereby initially appointed as Note Registrar for the Notes. In the event that the Trustee shall cease to be Note Registrar it shall have the right to examine the Note Register at all reasonable times.

      SECTION 304.MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

      If any mutilated Note is surrendered to the Trustee, subject to the provisions of this Section, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

      If there be delivered to the Company and to the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Note, and (2) such indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser (or any equivalent person under any applicable statute, rule or regulation or interpretation then in effect), the Company shall execute and, upon the Company's request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Note, a new Note of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

      Notwithstanding the foregoing provisions of this Section, in case any mutilated, destroyed, lost or stolen Note has become or is about to become due and payable or redeemed by the Company pursuant to Article Eleven hereof, the Company in its discretion may, instead of issuing a new Note, pay such Note.

      Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an additional original contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

      The provisions of this Section, as amended or supplemented pursuant to this Indenture, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

      SECTION 305.PAYMENT OF INTEREST, RIGHTS TO INTEREST PRESERVED.

      Any interest on any Note which shall be payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered as of the close of business on the Regular Record Date for such interest.

      Any interest on any Note which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been a Holder on such date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below.

            (1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Note (or a Predecessor Note thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the

Trustee for such deposit on or prior to the date of the proposed payment, such Money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Note (or a Predecessor Note thereof) at such Holder's address as it appears in the Note Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date and the failure of a Holder to observe such published notice shall not entitle such Holder to additional benefits or interest with respect to such Holder's Notes. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Note (or a Predecessor Note thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

      At the option of the Company, Defaulted Interest may be paid (i) by mailing a check to the address of the Person entitled thereto as such address shall appear in the Note Register, in the case of any certificated Note, or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Note Register.

      Subject to the foregoing provisions of this Section, Section 303 and Appendix A, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

      SECTION 306.PERSONS DEEMED OWNERS.

      Prior to due presentment of a Note for registration of transfer or exchange, the Company, the Trustee, the Note Registrar, and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 303 and 305) interest on such Note and for all other purposes whatsoever, whether or not any payment with respect to such Note shall be overdue, and neither the Company, nor the Trustee, the Note Registrar, or any agent of the Company or the Trustee shall be affected by notice to the contrary.

      No holder of any beneficial interest in any Global Note held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Note, and such Depository may be treated by the Company, the Trustee, and any agent of the

Company or the Trustee as the owner of such Global Note for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      SECTION 307.CANCELLATION.

      All Notes surrendered for payment, redemption, repurchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Notes, as well as Notes surrendered directly to the Trustee for any such purpose, shall be canceled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be canceled promptly by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of as directed by a Company Order or in accordance with the Trustee's usual practice; provided, however, that the Trustee shall not be required to destroy canceled Notes.

      SECTION 308.COMPUTATION OF INTEREST.

      Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

      SECTION 401.SATISFACTION AND DISCHARGE OF INDENTURE.

      This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all Outstanding Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

            (a)   either

                  (1) all Notes theretofore authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 304 and
            (ii) Notes for whose payment Money or Government Obligations have theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
            Section 1003) have been delivered to the Trustee for cancellation;
            or

                  (2) all such Notes not theretofore delivered to the Trustee for cancellation

                        (i) have become due and payable, or

                        (ii) will become due and payable at their Stated
                  Maturity within one year, or

                        (iii) are to be called for redemption within one year
                  under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

            and the Company, in the case of clause (2)(i), (2)(ii) or (2)(iii) above, has irrevocably deposited or caused to be deposited with the Trustee Money in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such Money to the payment thereof at maturity or redemption, as the case may be;

            (b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and

            (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 612 and, if Money and/or Government Obligations shall have been deposited with the Trustee pursuant to this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

      SECTION 402.APPLICATION OF TRUST MONEY.

      Subject to the provisions of the last paragraph of Section 1003, all Money and Government Obligations deposited with the Trustee pursuant to Section 401 and all Money received by the Trustee in respect of Government Obligations deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such Money has or Government Obligations have been deposited with or received by the Trustee.

                                  ARTICLE FIVE

                                    REMEDIES

      SECTION 501.EVENTS OF DEFAULT.

      "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1) default in the payment of any interest on any Note when such interest becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment is prohibited by the provisions of Article Thirteen; or

            (2) default in the payment of the principal of or premium, if any, on any Note when it becomes due and payable at its Maturity, whether or not such payment is prohibited by the provisions of Article Thirteen; or

            (3) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture or the Notes (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (4) default in the payment at Stated Maturity of any Indebtedness for Money Borrowed of the Company or any Restricted Subsidiary in principal amount due at Stated Maturity in excess of $2,500,000, and such default shall continue, without being cured or waived to and without such Indebtedness for Money Borrowed being discharged, for a period of 30 days beyond any applicable period of grace; or

            (5) the occurrence of an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for Money Borrowed of the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company), whether such Indebtedness for Money Borrowed now exists or shall hereafter be created, PROVIDED, HOWEVER, that no such event of default shall constitute an Event of Default hereunder unless the effect of such event of default is to cause the acceleration of such Indebtedness for Money Borrowed prior to its Stated Maturity, which together with the principal amount of any such other Indebtedness for Money Borrowed so caused to be accelerated, aggregates $2,500,000 or more at any one point in time and such default shall not have been cured or waived and such acceleration shall not have been rescinded or annulled within a period of 30 days from the occurrence of such acceleration; or

            (6) the entry by a court or agency or supervisory authority having competent jurisdiction of:

                  (a) a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (b) a decree or order adjudging the Company or any Material Subsidiary to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Material Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (c) a decree or order appointing any Person to act as a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or any Material Subsidiary or of any substantial part of the Property of the Company or any Material Subsidiary, as the case may be, or ordering the winding up or liquidation of the affairs of the Company or any Material Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (7) the commencement by the Company or any Material Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company or any Material Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any Material Subsidiary or any substantial part of the Property of the Company or any Material Subsidiary or the making by the Company or any Material Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action; or

            (8) a final judgment, judicial decree or order for the payment of money in excess of $2,500,000 shall be rendered against the Company or any Material Subsidiary and such judgment, decree or order shall continue unsatisfied for a period of 30 days without a stay of execution; or

            (9) failure by the Company to give the Company Notice in accordance with Section 1016.

      SECTION 502.ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

      If any Event of Default (other than an Event of Default specified in Section 501(6) or 501(7)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall, by a notice in writing to the Company, declare all unpaid principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable immediately, upon which declaration all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in Section 501(6) or 501(7) occurs and is continuing, the amounts described above shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

      At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

      (a) the Company has paid or deposited with the Trustee a sum sufficient to pay,

      (1)   all overdue interest on all Outstanding Notes,

      (2) all unpaid principal of (and premium, if any, on) any Outstanding Notes which have become due otherwise than by such declaration of acceleration, including any Notes required to have been purchased on a Repurchase Date pursuant to a Repurchase Offer, and interest on such unpaid principal at the rate borne by the Notes,

      (3) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Notes (without duplication of any amount paid or deposited pursuant to clauses (1) and (2) above), and

      (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

      (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction as certified to the Trustee by the Company; and

      (c) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

      No such rescission shall affect any subsequent default or impair any right consequent thereon.

      Notwithstanding the foregoing, if an Event of Default specified in Section 50l(4) or 501(5) shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness for Money Borrowed that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), and written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness for Money Borrowed or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee, within 30 days after any such acceleration in respect of the Notes, and so long as such rescission of any such acceleration of the Notes does not conflict with any judgment or decree as certified to the Trustee by the Company.

      SECTION 503.COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
      TRUSTEE.

      The Company covenants that if

      (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

      (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof or with respect to any Note required to have been repurchased by the Company on the Repurchase Date pursuant to a Repurchase Offer, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest and overdue principal (and premium, if any), at the rate borne by the Notes (without duplication of any amount paid pursuant to the preceding clauses of this Section 503(b)), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Notes, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      SECTION 504.TRUSTEE MAY FILE PROOFS OF CLAIM.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes, their creditors or the Property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or such other obligor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

      (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents and take any other actions including participation as a full member of any creditor or other committee as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

      (b) subject to Article Thirteen, to collect and receive any money or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 505.TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

      All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

      SECTION 506.APPLICATION OF MONEY COLLECTED.

      Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid;

            FIRST: to the payment of all amounts due the Trustee under Section 607;

            SECOND: subject to Article Thirteen, to the payment of the amounts then due and unpaid for principal (and premium, if any) of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

            THIRD: subject to Article Thirteen, the balance, if any, to the Company.

      SECTION 507.LIMITATION ON SUITS.

      No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

      (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

      (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

      (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

      (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

      (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

      SECTION 508.UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL PREMIUM AND INTEREST.

      Notwithstanding any other provision in this Indenture (but subject to Article Thirteen), the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein and in such Note of the principal of (and premium, if any) and (subject to Section 305) interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      SECTION 509.RESTORATION OF RIGHTS AND REMEDIES.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereunder and all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      SECTION 510.RIGHTS AND REMEDIES CUMULATIVE.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 304, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 511.DELAY OR OMISSION NOT WAIVER.

      No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      SECTION 512.CONTROL BY HOLDERS.

      The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

      (a) such direction shall not be in conflict with any rule of law or with this Indenture,

      (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

      (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders not joining therein.

      SECTION 513.WAIVER OF PAST DEFAULTS.

      The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of such Holders, may on behalf of the Holders of all the Notes waive any existing Default or Event of Default hereunder and its consequences, except a Default or Event of Default on any Note,

      (a) in respect of the payment of the principal of (or premium, if any) or interest on any Note, or

      (b) in respect of a covenant or provision hereof which under Article Nine hereof cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

      Upon any such waiver, such Default or Event of Default shall cease to exist for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Any such waiver may (but need not) be given in connection with a tender offer or exchange offer for the Notes.

      SECTION 514.UNDERTAKING FOR COSTS.

      All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on or after the Redemption Date or the Repurchase Date, as the case may be).

      SECTION 515.WAIVER OF STAY, EXTENSION OR USURY LAWS.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Notes as contemplated herein, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

      SECTION 601.CERTAIN DUTIES AND RESPONSIBILITIES.

      (1)   Except during the continuance of an Event of Default,

            (a) the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

      (2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

            (a) this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes, provided such direction shall not be in conflict with any rule of law or with this Indenture; and

            (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

      SECTION 602.NOTICE OF DEFAULTS.

      Within 90 days after the occurrence of any Event of Default hereunder, the Trustee shall transmit to the Holders of Notes, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of an Event of Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

      SECTION 603.CERTAIN RIGHTS OF TRUSTEE.

      Subject to the provisions of Section 601 hereof:

            (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, fees, expenses and liabilities which might be incurred by it, including reasonable fees of counsel, in complying with such request or direction;

            (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney; and

            (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

      SECTION 604.NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

      The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1
supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.

      SECTION 605.MAY HOLD NOTES.

      The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

      SECTION 606.MONEY HELD IN TRUST.

      Except as provided in Section 402 and Section 1003, Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such Money shall be paid to the Company from time to time upon receipt by the Trustee of a Company Order except as otherwise provided in this Indenture.

      SECTION 607.COMPENSATION AND REIMBURSEMENT.

      The Company agrees:

            (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable costs, expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's willful misconduct, negligence or bad faith; and

            (3) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

      As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all Money and other property held or collected by the Trustee as such, except Money and other property held in trust for the payment of principal of (and premium, if any) and interest on the Notes.

      When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the expenses (including the reasonable compensation, expenses and disbursements of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

      The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

      SECTION 608.CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

      There shall at all times be a Trustee hereunder that is a Corporation organized and doing business under the laws of the United States, authorized under such laws to exercise corporate trust powers, or any other Person permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture
Act) of at least $10,000,000. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      SECTION 609.RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

            (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 610.

            (2) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (3) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes delivered to the Trustee and the Company.

            (4) If at any time:

                  (a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act after written request therefor by the Company or any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

                  (b) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder of the Notes who has been a bona fide Holder of a Note for at least six months, or

                  (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 610, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Notes and accepted appointment in the manner required by Section 610, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (6) The Company shall give notice of (i) each resignation and each removal of the Trustee and each appointment of a successor Trustee pursuant to this Section and (ii) each succession pursuant to Section 611 hereof, in each case by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

      SECTION 610.ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

      Upon the appointment hereunder of any successor Trustee, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of all amounts due it under Section 607, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all Money and other property held by such retiring Trustee hereunder.

      Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in this Section.

      No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

      SECTION 611.MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

      Any Corporation into which the Trustee may be merged or converted or with which it may be Consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, such Corporation shall notify the Company of its succession as Trustee pursuant to this Section as soon as practicable. In case any Notes shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

      SECTION 612.APPOINTMENT OF AUTHENTICATION AGENT.

      The Trustee, with the prior written consent of the Company and after giving notice of the appointment described in this Section 612 in the manner provided in Section 106 to all Holders of Notes, may appoint one or more Authenticating Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue, exchange, registration of transfer, partial redemption or pursuant to Section 304, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

      Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Corporation (organized and doing business under the laws of the United States, authorized under such laws to act as Authenticating Agent) that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $10,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

      Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be Consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

      An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in
Section 106 to all Holders of Notes, if any, as their names and addresses appear in the Note Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

      The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

      The provisions of Sections 306, 604 and 605 shall be applicable to each Authenticating Agent.

      If an Authenticating Agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes referred to in the within mentioned Indenture.


Authentication Date: __________________  _________________, Authenticating Agent

                                         By: _________________________
                                             Authorized Signatory

      SECTION 613.CONFLICTING INTERESTS.

      The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act; PROVIDED, HOWEVER, there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding (including, without limitation, the 2001 Indenture) if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

      SECTION 614.PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

      If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

      SECTION 701.COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

      The Company shall furnish or cause to be furnished to the Trustee

            (1) semi-annually no later than June 15 and December 15 of each year, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the preceding June 1 or December 1, as the case may be, and

            (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished,

PROVIDED, HOWEVER, that so long as the Trustee is the Note Registrar no such list shall be required to be furnished for Notes for which the Trustee acts as Note Registrar.

      SECTION 702.PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

      The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Notes contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and address of Holders of Notes received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

      The rights of Holders of Notes to communicate with other Holders of Notes with respect to their rights under this Indenture or under the Notes and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

      Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Note Registrar or any agent of any of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders of Notes made pursuant to the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

      SECTION 703.REPORTS BY TRUSTEE.

            (1) Within 60 days after May 15 of each year, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to
Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

            (2) The Trustee shall transmit the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

            (3) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

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
      SECTION 704.REPORTS BY COMPANY.

      The Company shall:

            (1) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then the Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a Note listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that notwithstanding the requirements of such rules and regulations, so long as any Note is Outstanding the Company shall file with the Trustee at a minimum (a) as soon as practicable, but in any event no more than one hundred twenty (120) days, after the end of each fiscal year, copies of a balance sheet and statements of income and retained earnings of the Company as of the end of and for such fiscal year, audited by Independent Public Accountants, and (b) as soon as practicable, but in any event no more than forty-five (45) days, after the end of each quarterly fiscal period, except for the last quarterly fiscal period in each fiscal year, a summary statement (which need not be audited) of income and retained earnings of the Company for such period;

            (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

            (3) transmit to the Holders of Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and
(2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; provided that notwithstanding the requirements of such rules and regulations, so long as any Note is Outstanding the Company shall transmit to the Holders of Notes, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, the information, documents and other reports required to be filed by the Company pursuant to paragraph (1) of this Section; provided further that in lieu of any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, the Company may transmit an annual or quarterly report, respectively, containing financial statements and an undertaking to transmit such Form 10-K or Form 10-Q, as the case may be, to any Holder upon request; and

            (4) furnish to the Trustee the Officers' Certificates required by
Section 1011 hereof.

                                  ARTICLE EIGHT

                         CONSOLIDATION, MERGER AND SALES

      SECTION 801.COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

      Nothing contained in this Indenture shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of the property of the Company as an entirety or substantially as an entirety, to any other Person (whether or not affiliated with the Company); PROVIDED, HOWEVER, that:

            (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all its properties and assets to any Person, the entity formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all the properties and assets of the Company shall be a Person organized and existing under the laws of the United States and shall expressly assume, by an indenture supplemental hereto, executed by the successor Person and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every other covenant of this Indenture on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction, no event which, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing; and

            (3) either the Company or the successor Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

      SECTION 802.SUCCESSOR PERSON SUBSTITUTED FOR COMPANY.

      Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease to another Person, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Notes.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

      SECTION 901.SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

      Without the consent of any Holder of Notes, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, which shall conform with the requirements of the Trust Indenture Act as then in effect and be in form satisfactory to the Trustee, for any of the following purposes:

            (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

            (2) to add to or change any of the provisions of this Indenture to change or eliminate any restrictions on the payment of principal of (or premium, if any) or interest on Notes or to permit or facilitate the issuance of Notes in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Notes in any material respect; or

            (3) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Notes in any material respect; or

            (4) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge or defeasance of any Notes pursuant to Article Four or Twelve; provided that any such action shall not adversely affect the interests of any Holder of a Note in any material respect; or

            (5) to add to the covenants of the Company for the benefit of the Holders of the Notes (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; or

            (6) to evidence and provide acceptance of the appointment of a successor Trustee hereunder; or

            (7) to add any additional Events of Default; or

            (8) to comply with the requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

            (9) to make provision with respect to the repurchase obligations of the Company pursuant to the requirements of Section 1016; or

            (10) to make any change that does not adversely affect the interests of any Holder of Notes.

      SECTION 902.SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

      With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution), and the Trustee may enter into one or more indentures supplemental hereto (which shall conform with the requirements of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture, without the consent of the Holder of each Outstanding Note, shall

            (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount payable upon the redemption or repurchase thereof or otherwise, or reduce the rate of interest thereon, or change the Place of Payment, currency in which the principal of (or premium, if any) or interest on, is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repurchase, on or after the Redemption Date or Repurchase Date, as the case may be), or

            (2) reduce the percentage in aggregate principal amount of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

            (3) modify any of the provisions of this Section, or Section 513 or
Section 1012, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

            (4) modify any provisions of this Indenture relating to the relative ranking of the Notes in a manner adverse to the Holders thereof.

      It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      SECTION 903.EXECUTION OF SUPPLEMENTAL INDENTURES.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      SECTION 904.EFFECT OF SUPPLEMENTAL INDENTURES.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a

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
part of this Indenture for all purposes; and every Holder of a Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

      SECTION 905.REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

      Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

      SECTION 906.EFFECT ON SENIOR INDEBTEDNESS.

      No supplemental indenture shall adversely affect the rights of the holders of Senior Indebtedness under Article Thirteen unless expressly consented to in writing by or on behalf of such holders or by any specified percentage of holders of a class of Senior Indebtedness required to consent thereto pursuant to the terms of the agreement or instrument creating, evidencing or governing such Senior Indebtedness, in which event such supplemental indenture shall be binding on all successors and assigns of such holders and on all persons who become holders of such Senior Indebtedness issued after the date of such amendment or modification.

      SECTION 907.RECORD DATE.

      If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. The record date shall be a date no more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. No such consent shall be valid or effective for more than six months after such record date. Subject to applicable law, until any supplemental indenture, agreement, instrument or waiver becomes effective, or a consent to it by a Holder of a Note shall cease to be valid and effective as set forth in the preceding sentence, such consent is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

                                   ARTICLE TEN

                                    COVENANTS

      SECTION 1001.  PAYMENT OF PRINCIPAL AND INTEREST.

      The principal of (and premium, if any) and interest on the Notes shall be payable at the Office or Agency of the Company in New York, New York ("Place of Payment") maintained for such purposes pursuant to Section 1002; PROVIDED, HOWEVER, that, at the option of the Company, payment of interest on certificated Notes on any Interest Payment Date other than at Maturity may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register. Payments of principal, premium, if any, and interest at Maturity shall be made against presentation of Notes at such Office or Agency. The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms thereof and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if by 11:00 a.m., Eastern time, on such date the Trustee or Paying Agent (other than the Company or its Affiliates) holds in accordance with this Indenture Money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such Money to the Holders of Notes on that date pursuant to the terms of this Indenture.

      SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

      The Company shall maintain in each Place of Payment an Office or Agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration, transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as its Office or Agency for each of the foregoing purposes. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may also from time to time designate one or more other Offices or Agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.

      SECTION 1003.  MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

      If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (and premium, if any) or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum of Money sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

      Whenever the Company shall have one or more Paying Agents, it shall, on or prior to each due date of the principal of (and premium, if any) or interest on the Notes, deposit with any Paying Agent a sum of Money sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

      The Company shall cause each Paying Agent other than the Trustee or the Company to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

            (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

            (2) give the Trustee notice of any Event of Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

            (3) at any time during the continuance of any such Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent for payment in respect of the Notes.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums. The Trustee and each Paying Agent shall promptly pay to the Company upon Company Request any Money held by them (other than pursuant to Article Twelve) at any time in excess of amounts required to pay principal of, premium, if any, or interest on the Notes.

      Any Money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for one year after such principal (and premium, if any) or interest shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust Money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in an Authorized Newspaper published in The City of New York, notice that such Money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such Money then remaining will be repaid to the Company.

      SECTION 1004.  CORPORATE EXISTENCE.

      Subject to Article Eight, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and its Material Subsidiaries; PROVIDED, HOWEVER, that the foregoing shall not obligate the Company to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Material Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes.

      SECTION 1005.  MAINTENANCE OF PROPERTIES.

      The Company will cause its properties and the properties of its Material Subsidiaries (other than properties obtained by the Company or any Material Subsidiary through foreclosure or other resolution of any loan) used or held for use in the conduct of the business of the Company and its Material Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that the foregoing shall not prevent the Company or a Material Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Material Subsidiary and not disadvantageous in any material respect to the Holders of the Notes.

      SECTION 1006.  RESTRICTIONS ON DIVIDENDS, REDEMPTIONS AND OTHER PAYMENTS.

      (a) The Company shall not, either directly or indirectly through any Restricted Subsidiary, (i) declare or pay any dividend, either in cash or property, on any shares of its capital stock (except dividends or other distributions payable solely in shares of capital stock of the Company), (ii) purchase, redeem or retire any shares of its capital stock or any warrants, rights or options to purchase or acquire any shares of its capital stock or
(iii) make any other payment or distribution, in respect of the Company's capital stock (such dividends, purchases, redemptions, retirements, payments and distributions being herein collectively called "Restricted Payments") if, after giving effect thereto,

            (1) an Event of Default would have occurred; or

            (2) (A) the sum of (i) such Restricted Payments plus (ii) the aggregate amount of all Restricted Payments made during the period after the date of this Indenture would exceed (B) the sum of (i) $5 million plus (ii) 25% of the Company's Consolidated Net Income subsequent to March 31, 1997 (with 100% reduction for a loss).

      (b) Notwithstanding paragraph (a) above, the Company may take the following actions (so long as no Event of Default shall have occurred and be continuing):

            (i) the payment of dividends on any of the shares of the Series A Preferred Stock of the Company outstanding on the date of this Indenture;

            (ii) the payment of any dividend on any other Capital Stock of the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above); and

            (iii) the repurchase, redemption or other acquisition or retirement of (A) the Series A Preferred Stock of the Company outstanding on the date of this Indenture and (B) any shares of any class of capital stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of common stock of the Company.

The actions described in clauses (i), (ii) and (iii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this Section and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (2) of paragraph (a). For purposes of this
Section 1006, the amount of any Restricted Payment payable in property shall be deemed to be the fair market value of such property as determined by the Board of Directors of the Company.

      SECTION 1007.  LIMITATIONS ON INDEBTEDNESS FOR MONEY BORROWED.

      (a) The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume, guarantee or become liable (collectively "incur") with respect to any Indebtedness for Money Borrowed (including Acquired Indebtedness but excluding Permitted Indebtedness) if, immediately after giving effect to any such creation, incurrence, assumption or guarantee (including giving effect to the retirement of any existing Indebtedness for Money Borrowed from the proceeds of such additional Indebtedness for Money Borrowed):

            (i) The ratio of (a) the aggregate amount of the outstanding Indebtedness for Money Borrowed of the Company and its Restricted Subsidiaries at the end of the immediately preceding fiscal quarter of the Company, as determined on a Consolidated basis in accordance with GAAP, to
      (b) the Consolidated EBITDA for the immediately preceding four fiscal quarter of the Company, would exceed 10.0 to 1.0; or

            (ii) The Interest Coverage Ratio would have been at least 2.4 to 1.0.

      (b) The Company will not permit any Restricted Subsidiary to incur any Indebtedness for Money Borrowed (except Indebtedness for Money Borrowed to the Company or another Restricted Subsidiary) that is expressly subordinate in right of payment to any other Indebtedness for Money Borrowed of such Restricted Subsidiary.

      SECTION 1008.  LIMITATION LIENS.

      The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, upon any of their respective assets or properties, whether now owned or acquired after the date of this Indenture, or any income or profits therefrom to secure any Pari Passu Indebtedness or Subordinated Indebtedness, unless prior to or contemporaneously therewith the Notes are directly secured equally and ratably, provided that (1) if such secured indebtedness is Pari Passu Indebtedness, the Lien securing such Pari Passu Indebtedness shall be subordinate and junior to, or PARI PASSU with, the Lien securing the Notes and (2) if such secured indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes. The foregoing covenant will not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the properties or assets that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction.

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
      SECTION 1009.  INSURANCE.

      The Company shall carry and maintain, and cause each of its Restricted Subsidiaries to carry and maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by similarly-situated companies engaged in similar operations and owning similar properties in similar geographic areas in which the Company or such Restricted Subsidiary operates, provided that such insurance is generally available at commercially reasonable rates, and provided further that the Company or any Restricted Subsidiary may self-insure, or insure through captive insurers or insurance cooperatives to the extent consistent with prudent business practices.

      SECTION 1010.  PAYMENT OF TAXES AND OTHER CLAIMS.

      The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

      SECTION 1011.  STATEMENT BY OFFICERS AS TO DEFAULT.

      The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company and within 45 days after the end of each of the first, second and third quarters of each fiscal year of the Company, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof (one of whom shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Company) the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. In addition, the Company shall deliver to the Trustee, forthwith upon any of its officers becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

      SECTION 1012.  WAIVER OF CERTAIN COVENANTS.

      The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005 through 1011 and 1013 through 1015 if, before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

      SECTION 1013.  LIMITATION ON RANKING OF FUTURE INDEBTEDNESS.

      The Company will not incur (as such term is defined in Section 1007(a)) or permit to remain outstanding any Indebtedness for Money Borrowed (including Acquired Indebtedness and Permitted Indebtedness) which is expressly subordinate in right of payment to any Senior Indebtedness, other than Subordinated Indebtedness or Pari Passu Indebtedness. For purposes of this Section 1013, the incurrence of Senior Indebtedness which is unsecured shall not, because of its unsecured status, be deemed to be subordinate in right of payment to any Senior Indebtedness which is secured.

      SECTION 1014.  LIMITATIONS ON RESTRICTING SUBSIDIARY DIVIDENDS.

      The Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends in cash or make any other distribution on its capital stock to the Company or any other Restricted Subsidiary, (b) pay any indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans, advances, or capital contributions to the Company or any other Restricted Subsidiary, or (d) transfer any of its properties or assets to the Company or another Restricted Subsidiary, except in each instance (i) as set forth in the instrument evidencing or the agreement governing Acquired Indebtedness of any acquired Person which becomes a Restricted Subsidiary, provided, that any restriction or encumbrance under such instrument or agreement existed at the time of acquisition, was not put in place in anticipation of such acquisition, and is not applicable to any Person, other than the Person or property or assets of the Person so acquired; (ii) customary provisions of any lease or license of the Company or any Restricted Subsidiary relating to the property covered thereby and entered into in the ordinary course of business; (iii) any encumbrance or restriction arising under applicable law; (iv) any encumbrance or restriction arising under this Indenture, the Credit Facility, or other indebtedness or other agreements existing on the Issue Date; (v) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Restricted Subsidiary; (vi) any encumbrance or restriction arising under the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired; (vii) any encumbrance or restriction arising under customary non-assignment provisions in installment purchase contracts; (viii) any encumbrance or restriction on the ability of any Restricted Subsidiary to transfer any of its property acquired after the date of this Indenture to the Company or any other Restricted Subsidiary that is required by a lender to, or purchaser of any indebtedness of, such Restricted Subsidiary in connection with a financing of the acquisition of such property (including with respect to the purchase of asset portfolios and pursuant to the underwriting or origination of mortgage loans) by such Restricted Subsidiary; and (ix) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement described in the foregoing clauses
(i) through (viii); and except with respect to clause (d) only, restrictions in the form of Liens which are not prohibited under Section 1008 and which contain customary limitations on the transfer of collateral.

      SECTION 1015.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any transaction (or series of related transactions), including, without limitation, the sale, purchase, lease or exchange of any property or the rendering of any service (a "Transaction"), involving payments in excess of $50,000, with any Affiliate of the Company (other than the Company or a Restricted Subsidiary), on terms and conditions less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available at such time in a comparable Transaction in arm's length dealings with an unrelated Person as determined by the Board of Directors, such approval to be evidenced by a Board Resolution.

      The provisions of the immediately preceding paragraph will not apply to:

            (1) Restricted Payments otherwise permitted under Section 1006;

            (2) fees and compensation (including amounts paid pursuant to employee benefit plans) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary, as determined by the Board of Directors or the senior management thereof in the exercise of their reasonable business judgment; or

            (3) payments for goods and services purchased in the ordinary course of business on an arm's length basis.

      SECTION 1016.PURCHASE OF NOTES UPON CERTAIN EVENTS

      (a) In the event that Senior Indebtedness of the Company and its Restricted Subsidiaries is not less than the greater of $50 million and 45% of Total Consolidated Assets for at least 30 consecutive days during any consecutive 12-month period after August 1, 1997 (such event is referred to as a "Repurchase Event" and the last day of such 12-month period is referred to as the "Repurchase Event Date"), each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to the offer described in Section 1016(b) hereof (the "Repurchase Offer") at a purchase price (the "Purchase Price") in cash equal to (i) if the Repurchase Event Date is on or before July 31, 2000, 104% of the aggregate principal amount thereof, (ii) if the Repurchase Event Date is after July 31, 2000 and on or before July 31, 2001, 102% of the aggregate principal amount thereof or (iii) if the Repurchase Event Date is after July 31, 2001, 100% of the aggregate principal amount thereof, in each case plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Repurchase Date").

      Solely for purposes of this Section 1016 only, "SENIOR INDEBTEDNESS" means the principal amount of (and premium, if any), and interest on and all other amounts due on or in connection with, (1) any Indebtedness for Money Borrowed of the Company and its Restricted Subsidiaries, whether now outstanding or hereafter created, incurred, assumed or guaranteed, unless in the instrument creating or evidencing such Indebtedness for Money Borrowed or pursuant to which such Indebtedness for Money Borrowed is outstanding it is provided that such indebtedness is subordinate in right of payment or in rights upon liquidation to any other Indebtedness for Money Borrowed of the Company or its Restricted Subsidiaries, as applicable, and (2) all renewals, extensions and refundings of any such indebtedness.

      (b) Within 30 calendar days after any Repurchase Event Date, the Company, or within 15 days after such occurrence, the Trustee at the request and expense of the Company, shall send to each Holder, in the manner provided in Section 106 a notice (the "Company Notice") prepared by the Company stating:

            (1) that a Repurchase Event has occurred and a Repurchase Offer is being made pursuant to this Section 1016, and that all Notes that are timely tendered will be accepted for payment;

            (2) the Purchase Price and the Repurchase Date, which date shall be a Business Day 45 days subsequent to the date such notice is mailed;

            (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest from and after the Repurchase Date;

            (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Repurchase Offer will be required to surrender such Notes, with the form to elect purchase by the Company pursuant to this Section 1016 completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Repurchase Date;

            (6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Repurchase Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Repurchase Offer;

            (7) that any Holder electing to have Notes purchased pursuant to the Repurchase Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

            (8) if certificated Notes have been issued pursuant to this Indenture, that any Holder of certificated Notes whose certificated Notes are being purchased only in part will be issued new certificated Notes equal in principal amount to the unpurchased portion of the certificated Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof; and

            (9) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 1016.

      (c) On the Repurchase Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Repurchase Offer, (ii) irrevocably deposit with the Paying Agent, by 11:00 a.m., Eastern time, on such date, in immediately available funds, an amount equal to the Repurchase Price in respect of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly send, in the manner provided in Section 106, to each Holder of Notes or portions thereof so accepted for payment the Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date. For purposes of this Section 1016, the Trustee shall act as the Paying Agent.

      (d) Upon surrender and cancellation of a certificated Note that is purchased in part pursuant to the Repurchase Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such certificated Note a new certificated Note equal in principal amount to the unpurchased portion of such surrendered certificated Note; provided that each such new certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

      (e) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Repurchase Offer occurs and the Company is required to purchase Notes as described in this Section 1016. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Repurchase Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1016 by virtue thereof.

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

      SECTION 1101.  RIGHT OF REDEMPTION.

      The Notes shall not be redeemable at the option of the Company prior to September 15, 2000. The Company may, at its option, redeem all or any part of the Notes at any time on or after September 15, 2000, at the Redemption Prices (expressed as percentages of principal amount) specified in the form of the Initial Note and the form of the Exchange Note, together with interest accrued to the Redemption Date. Redemption of Notes at the option of the Company as permitted hereby shall be made in accordance with the terms of such Notes and this Article.

      SECTION 1102.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

      The election of the Company to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Notes (including any such redemption affecting only a single Note), the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed. Any election to redeem Notes shall be revocable until the Company gives a notice of redemption pursuant to Section 1104 to the Holders of Notes to be redeemed.

      SECTION 1103.  SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

      If less than all the Notes are to be redeemed (unless such redemption affects only a single Note), the particular Notes to be redeemed shall be selected not less than 30 days prior to the Redemption Date by the Trustee from the Outstanding Notes, by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Notes; PROVIDED, HOWEVER, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum denomination for a Note established herein.

      The Trustee shall promptly notify the Company and the Note Registrar (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

      The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Note, whether such Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal of such Notes which has been or is to be redeemed.

      SECTION 1104.  NOTICE OF REDEMPTION.

      Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, to the Holders of Notes to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Notes designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof.

      Any notice that is mailed to the Holder of any Notes in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

      All notices of redemption shall state:

            (1) the Redemption Date,

            (2) the Redemption Price,

            (3) if fewer than all Outstanding Notes consisting of more than a single Note are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the particular Notes to be redeemed and, if less than all the Outstanding Notes consisting of a single Note are to be redeemed, the principal amount of the particular Note to be redeemed,

            (4) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Note or portion thereof to be redeemed and that interest thereon shall cease to accrue on and after said date,

            (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price, and

            (6) the CUSIP number of such Notes, if any (or any other numbers used by a Depository to identify such Notes).

      Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

      SECTION 1105.  DEPOSIT OF REDEMPTION PRICE.

      On or before 11:00 a.m., Eastern time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 1003) Money in an amount sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Notes or portions thereof which are to be redeemed on that date. Upon Company Order, the Paying Agent shall promptly return to the Company any Money so deposited which is not required for such purpose.

      SECTION 1106.  NOTES PAYABLE ON REDEMPTION DATE.

      Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 305.

      If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any), until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Note.

      SECTION 1107.  NOTES REDEEMED IN PART.

      Any Note which is to be redeemed only in part shall be surrendered at the Office or Agency for such Note indicated in the notice of redemption (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

      SECTION 1108.  PURCHASE OF NOTES.

      The Company shall have the right at any time and from time to time to purchase Notes in the open market or otherwise at any price.

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

      SECTION 1201. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT
      DEFEASANCE.

      The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

      SECTION 1202.  DEFEASANCE AND DISCHARGE.

      Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1204 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed
(i) to have paid and discharged its obligations under the Outstanding Notes; PROVIDED, HOWEVER, that the Notes shall continue to be deemed to be "Outstanding" for purposes of Section 1205 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and (ii) to have satisfied all their other obligations with respect to such Notes and this Indenture (and the Trustee, at the expense and direction of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in
Section 1204 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due (or at such time as the Notes would be subject to redemption at the option of the Company in accordance with this Indenture), (B) the obligations of the Company under Sections 301, 302, 303, 304, 607, 609, 610, 1002, and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (D) the obligations of the Company under this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

      SECTION 1203.     COVENANT DEFEASANCE.

      Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, (i) the Company shall be released from its obligations under any covenant contained in Article Eight, in Sections 1005 through 1015 and any covenant added to this Indenture pursuant to Section 901(2), and (ii) the occurrence of any event specified in Section 501(3) (with respect to any of Article Eight, Sections 1005 through 1015, and any covenant added to this Indenture pursuant to Section 901(2)), 501(4), 501(5), or 501(8)) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent, declaration or other action of any Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section (to the extent so specified in the case of Section 50l(3) hereof) whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

      SECTION 1204.     CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

      The following shall be the conditions to application of either Section 1202 or Section 1203 hereof to the Outstanding Notes:

      (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 hereof who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) Money in an amount, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Money in an amount, or
(C) a combination thereof, sufficient, in the opinion of a firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity thereof (or Redemption Date, if applicable), provided that the Trustee shall have been irrevocably instructed in writing by the Company to apply such Money or the proceeds of such Government Obligations to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1102, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

      (b) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(6) or 501(7) is concerned, at any time during the period ending on the 91st day after the date of such deposit.

      (c) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company.

      (d) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.

      (e) In the case of an election under Section 1202 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax laws, in either case providing that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred (it being understood that (x) such Opinion of Counsel shall also state that such ruling or applicable law is consistent with the conclusions reached in such Opinion of Counsel and (y) the Trustee shall be under no obligation to investigate the basis or correctness of such ruling).

      (f) In the case of an election under Section 1203 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

      (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent provided for relating to either the legal defeasance under
Section 1202 hereof or the covenant defeasance under Section 1203 (as the case may be) have been complied with.

      SECTION 1205. DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

      Subject to the provisions of the last paragraph of Section 1003 hereof, all Money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such Money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1204 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

      Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any Money or Government Obligations held by it as provided in Section 1204 which, in the opinion of a firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance as applicable, in accordance with this Article.

      SECTION 1206.     REINSTATEMENT.

      If the Trustee or any Paying Agent is unable to apply any Money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1204 until such time as the Trustee or Paying Agent is permitted to apply all such Money in accordance with Section 1205; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE THIRTEEN

                             SUBORDINATION OF NOTES

      SECTION 1301. NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.

      The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed; PROVIDED, HOWEVER, that the Notes, the indebtedness represented thereby and the payment of the principal of (and premium, if any) and interest on the Notes in all respects shall rank equally with, or prior to, all existing and future unsecured indebtedness (including, without limitation, Indebtedness for Money Borrowed) of the Company that is subordinated to Senior Indebtedness.

      This Article Thirteen shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

      SECTION 1302. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

      Upon any distribution of Properties of the Company or payment on behalf of the Company with respect to the Notes in the event of any Insolvency or Liquidation Proceeding with respect to the Company:

      (a) the holders of Senior Indebtedness shall be entitled to receive payment in full of such Senior Indebtedness, or provision must be made for such payment, before the Holders of the Notes are entitled to receive any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities) on account of principal of (or premium, if any, on) or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes; and

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      (b) any direct or indirect payment or distribution of Properties of the
Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee, on behalf of the Holders, would be entitled but for the provisions of this Article shall be paid by the Company or by any liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

      (c) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any payment or distribution of Properties of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, in respect of principal of (and premium, if any) or interest on the Notes before all Senior Indebtedness is paid or provided for in full, then and in such event such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) shall be received and held in trust for and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

      The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all its Properties to another Person or group of Affiliated Persons pursuant to, and in compliance with, the terms and conditions set forth in Article Eight hereof shall not be deemed an Insolvency or Liquidation Proceeding (requiring the repayment of all Senior Indebtedness in full as a prerequisite to any payments being made to the Holders) for the purposes of this Section.

      SECTION 1303. SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

      (a) Upon (1) the occurrence of a Payment Event of Default and (2) receipt by the Trustee of written notice of such occurrence, then no payment or distribution of any Properties of the Company of any kind or character (other than Permitted Junior Securities) shall be made by the Company on account of principal of (or premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes unless and until such Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Specified Senior Indebtedness shall have been paid in full or otherwise discharged, after which (unless otherwise prohibited by Section 1302) the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

      (b) Upon (1) the occurrence of a Non-payment Event of Default with respect to any Specified Senior Indebtedness and (2) receipt by the Trustee and the Company of written notice of such occurrence from one or more of the holders of such Specified Senior Indebtedness (or their representative), then no payment or distribution of any

Properties of the Company of any kind or character (other than Permitted Junior Securities) shall be made by the Company on account of any principal of (or premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes for the period specified below (the "Payment Blockage Period"). The Payment Blockage Period will commence upon the earlier of the dates of receipt by the Trustee or the Company of such notice (the "Payment Blockage Notice") from one or more of the holders of such Specified Senior Indebtedness (or their representative) and shall end on the earliest of (i) 179 days thereafter, (ii) the date, as set forth in a written notice from the holders of the Specified Senior Indebtedness (or their representative) to the Company or the Trustee, on which such Non-payment Event of Default is cured, waived in writing or ceases to exist or such Specified Senior Indebtedness is discharged or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from one or more of the holders (or their representative) initiating such Payment Blockage Period, after which the Company will resume (unless otherwise prohibited pursuant to the immediately preceding paragraph or Section
1302) making any and all required payments in respect of the Notes, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 360 consecutive days. No Non-payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or can be, made the basis for the commencement of a subsequent Payment Blockage Period.

      (c) In the event that the Trustee or any Holder receives any payment with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by the foregoing provisions of this Section 1303, then and in such event such payment shall be paid over and delivered forthwith to the Company.

      SECTION 1304.PAYMENT PERMITTED IF NO DEFAULT.

      Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any Insolvency or Liquidation Proceeding referred to in Section 1302 or under the conditions described in Section 1303, from making payments at any time of principal of (and premium, if any) or interest on the Notes.

      SECTION 1305. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

      After the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness to substantially the same extent as the Notes are so subordinated and which is entitled to like rights of subrogation as a result of the payments made to the holders of Senior Indebtedness) to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to Senior Indebtedness until all amounts owing on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article which otherwise would have been made to the Holders shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

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      SECTION 1306. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

      The provisions of this Article are, and are intended solely, for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.

      SECTION 1307.     TRUSTEE TO EFFECTUATE SUBORDINATION.

      Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee as his attorney-in-fact for any and all such purposes, including, in the event of any Insolvency or Liquidation Proceeding with respect to the Company, the immediate filing of a claim for the unpaid balance of his Notes pursuant to this Indenture in the form required in said proceedings and the causing of said claim to be approved.

      SECTION 1308.     NO WAIVER OF SUBORDINATION PROVISION.

      (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

      (b) Without in any way limiting the generality of paragraph (a) of this Section, the holders of any Senior Indebtedness, in accordance with the terms of the instrument or agreement evidencing their Senior Indebtedness, may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination or other benefits provided in this Article, or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, amend, increase or alter, Senior Indebtedness or the terms of any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or any liability of any obligor thereon (unless such change, extension, amendment, increase or other alteration results in such Indebtedness no longer being Senior Indebtedness as defined in this Indenture); (2) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) settle or compromise any Senior Indebtedness or any liability of any obligor thereon or release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

      SECTION 1309.     NOTICE TO TRUSTEE.

      (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or one or more of the holders of Senior Indebtedness (or their representative), with respect to a Payment Default, or one or more of the holders of Specified Senior Indebtedness (or their representative), with respect to a Non-payment Event of Default, or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to Sections 315(a) through 315(d) of the Trust Indenture Act, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section prior to 11:00 a.m. Eastern time on the date which is two Business Days prior to the date upon which by the terms hereof any Money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such Money and to apply the same to the purpose for which such Money was received and shall not be affected by any notice to the contrary which may be received by it on or after 11:00 a.m. Eastern time two Business Days prior to such payment date.

      (b) Subject to Sections 315(a) through 315(d) of the Trust Indenture Act, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefore) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                                       63
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      SECTION 1310. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
      AGENT BANK.

      Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to Sections 315(a) through 315(d) of the Trust Indenture Act, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

      SECTION 1311. RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR INDEBTEDNESS:
      PRESERVATION OF TRUSTEE'S RIGHTS.

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness, which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

      SECTION 1312.     ARTICLE APPLICABLE TO PAYING AGENTS.

      In case at any time a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that
Section 1311 hereof shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

      SECTION 1313.     NO SUSPENSION OF REMEDIES.

      Nothing contained in this Article shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article Five.

      SECTION 1314.     TRUST MONEY NOT SUBORDINATED.

      Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of Government Obligations held in trust under Article Twelve hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Twelve and not in violation of
Section 1302 or 1303 for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Thirteen, and none of the Holders shall be obligated to pay over any such

                                       64
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amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                          CALLON PETROLEUM COMPANY

                                          By /s/ H. MICHAEL TATUM
                                          Name:  H. Michael Tatum
                                          Title: Vice President and Secretary

                                          AMERICAN STOCK TRANSFER &
                                          TRUST COMPANY

                                          By: /s/ HERBERT J. LEMMER
                                          Name:   Herbert J. Lemmer
                                          Title:  Vice President

                                                                      APPENDIX A

             PROVISIONS RELATING TO INITIAL NOTES AND EXCHANGE NOTES

                             ARTICLE I. DEFINITIONS

      SECTION 1.1 DEFINITIONS. For the purposes of this Appendix A the following terms shall have the meanings indicated below:

      "DEFINITIVE NOTE" means a certificated Initial Note bearing the restricted securities legend set forth in Section 2.3 (d) and which is held by an IAI or QIB in accordance with Section 2.1(c).

      "DEPOSITORY" means The Depository Trust Company, its nominees and their respective successors.

      "EXCHANGE NOTES" means the 10.125% Series B Senior Subordinated Notes due 2002 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

      "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

      "INITIAL PURCHASER" means Morgan Keegan & Company, Inc.

      "INITIAL NOTES" means the 10.125% Series A Senior Subordinated Notes due 2002, issued under this Indenture on or about the date hereof.

      "NOTES" means the Initial Notes and the Exchange Notes, treated as a single class.

      "PURCHASE AGREEMENT" means the Purchase Agreement dated as of July 31, 1997, among the Company and the Initial Purchaser, as such may be amended from time to time.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "REGISTERED EXCHANGE OFFER" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

      "REGISTRATION AGREEMENT" means the Registration Agreement dated as of July 31, 1997, between the Company and the Initial Purchaser, as such may be amended from time to time.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITIES CUSTODIAN" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

      "SHELF REGISTRATION STATEMENT" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes pursuant to the Registration Agreement.

      "TRANSFER RESTRICTED NOTES" means Definitive Notes and Notes that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

      SECTION 1.2 OTHER DEFINITIONS. Certain other capitalized terms are defined in the Indenture.

                              ARTICLE II. THE NOTES

      SECTION 2.1 FORM AND DATING. The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

      (A) GLOBAL NOTES. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Exchange Notes shall be issued initially in the form of one or more permanent Global Notes, substantially in the form set forth in
Exhibit 2 hereto, deposited with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture and shall bear the Global Notes legend set forth in Exhibit 2 hereto. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

      (B) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

      Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or by the Trustee as the custodian of the Depository, or under any Global

Note, and the Depository or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

      Ownership of beneficial interests in any Global Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depository or its nominee (with respect to interests of Agent Members) and the records of Agent Members (with respect to interests of Persons other than Agent Members).

      (C) DEFINITIVE NOTES. Except as provided in this Section 2.1 or Sections
2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes. Purchasers of Initial Notes who are IAIs and are not QIBs or QIBs who request to receive Definitive Notes will receive Definitive Notes; provided, however, that upon transfer of such Definitive Notes to a QIB, such Definitive Notes will, unless the Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.3.

      SECTION 202.AUTHENTICATION. The Trustee shall authenticate and deliver:
(1) Initial Notes for original issue in an aggregate principal amount of $36,000,000 and (2) Exchange Notes for issue only in a Registered Exchange Offer pursuant to the Registration Agreement, for a like principal amount of Initial Notes, upon a Company Order. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. Subject to the provisions of Section 304, the aggregate principal amount of Notes Outstanding at any time may not exceed $36,000,000.

      SECTION 2.3 TRANSFER AND EXCHANGE.

      (A) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented to the Note Registrar or a co-registrar with a request:

      (x)  to register the transfer of such Definitive Notes; or

      (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Note Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Notes are being delivered to the Note
            Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                  (B) if such Definitive Notes are being transferred to the
            Company, a certification to that effect; or

                  (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144, (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

      (B) RESTRICTIONS ON TRANSFER OF DEFINITIVE NOTES FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

            (i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

            (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the securities represented by the Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of securities represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of a Company Order, a new Global Note in the appropriate principal amount.

      (C)   TRANSFER AND EXCHANGE OF GLOBAL NOTES.

            (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

            (ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (iii) In the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

      (D)   LEGEND.

            (i) Except as permitted by the following paragraphs (ii), (iii) and
      (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

            "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO LATER OF THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR NOTE HERETO) AND THE LAST DATE THE COMPANY OR ANY AFFILIATE SOLD THIS NOTE (OR A PREDECESSOR NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM

      THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE ON THE REVERSE OF THIS
      NOTE), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE REVERSE OF THIS NOTE) THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE, WHICH MAY BE OBTAINED FROM THE TRUSTEE, IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THEHOLDER'S PROPERTY BE AT ALL TIMES WITHIN ITS CONTROL AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS NOTE AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS
      (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

      Each Definitive Note will also bear the following additional legend:

      "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

            (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

                  (A) in the case of any Transfer Restricted Note that is a
            Definitive Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

                  (B) in the case of any Transfer Restricted Note that is
            represented by a Global Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder certifies in writing to the Note Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial
      Note).

            (iii) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain Holders be issued in global form will cease to apply, and an Initial Note in certificated or global form without legends will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder's certificated Initial Note. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver a Company Order to the Trustee instructing the Trustee to issue Notes without legends.

            (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which certain Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply and certificated Initial Notes with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver a Company Order to the Trustee instructing the Trustee to issue Notes without legends.

      (E) CANCELLATION OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a Global Note have either been exchanged for certificated or Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated or Definitive Notes, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

      (F) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF NOTES.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes, Definitive Notes and Global Notes at the Note Registrar's or co-registrar's request.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith other than exchanges pursuant to
      Section 302, 905 or 1107 of this Indenture not involving any transfer.

            (iii) The Note Registrar or co-registrar shall not be required (1) to register the transfer of or exchange of any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase Notes or 15 days before an interest payment date, or (2) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except in the case of any Note to be redeemed in part, the portion thereof not to be redeemed.

            (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Notes Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Notes Registrar or any co-registrar shall be affected by notice to the contrary.

            (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            (vi) Upon surrender for registration of transfer of any Note at the Office or Agency of the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, denominated as authorized in this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

            (vii) At the option of the Holder, Notes may be exchanged for other Notes, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such Office or Agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

            (viii) Every Note presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Note Registrar for such Note) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

      (G)   NO OBLIGATION OF THE TRUSTEE.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Depository participants, members or beneficial owners in any Global
      Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4.  CERTIFICATED NOTES.

      (a) A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, (ii) the

Company executes and delivers to the Trustee a notice that such Global Note shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the securities represented by such Global Note.

      (b) Any Global Note that is exchangeable for certificated Notes pursuant to Section 2.4 will be transferred to, and registered and exchanged for, certificated Notes in authorized denominations and registered in such names as the Depository or its nominee holding such Global Note may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, (i) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, premium, any repurchase price, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Company maintained for such purposes and (iii) no service charge will be made for any issuance of the certificated Notes, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge payable in connection therewith. In addition, such certificates will bear the legend set forth in Section 2.3(d) (unless the Company determines otherwise in accordance with applicable law) subject, with respect to such Notes, to the provisions of such legend. Holders of certificated Notes may only transfer their Notes (i) to the Company or (ii) to a QIB; provided, however, that the agreement of such holder is subject to any requirement of law that the disposition of such holder's property shall at all times be and remain within its control.

      (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

      (d) In the event of the occurrence of either of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

                                                                   Exhibit 1
                                                                   to Appendix A

                         [FORM OF FACE OF INITIAL NOTE]

                            CALLON PETROLEUM COMPANY

No._____                                                   CUSIP No.__________

      [Global Notes Legend]:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

      THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL NOTE OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL NOTE SHALL BE TRANSFERABLE, REGISTRABLE AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE NOTES.

      [Restricted Notes Legend]:

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED

      (X) PRIOR TO THE LATER OF THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR NOTE HERETO) AND THE LAST DATE THE COMPANY OR ANY AFFILIATE SOLD THIS NOTE (OR A PREDECESSOR NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE ON THE REVERSE OF THIS NOTE), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501
(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE REVERSE OF THIS NOTE) THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE, WHICH MAY BE OBTAINED FROM THE TRUSTEE, IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITEIS ACT, OR
(6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE SUBJECT TO THE REQUIREMENT OF LAW THAT THE DISPOSITION OF THE HOLDER'S PROPERTY BE AT ALL TIMES WITHIN ITS CONTROL AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS NOTE AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

      [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO

CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.](1)

      GLOBAL NOTE Representing 10.125% Series A Senior Subordinated Notes due 2002.

      CALLON PETROLEUM COMPANY, a Delaware corporation, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum indicated on Schedule A hereof, on September 15, 2002.

      Interest Payment Dates: December 15, March 15, June 15 and September 15, commencing September 15, 1997.

      Record Dates: December 1, March 1, June 1 and September 1.

      Additional provisions of this Note are set forth on the other side of this Note.

      IN WITNESS WHEREOF, CALLON PETROLEUM COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:

CALLON PETROLEUM COMPANY                  [CORPORATE SEAL]

By: _______________________
Name:
Title:

Attest:


___________________________
Secretary

By: _______________________
Name:
Title:

----------
(1) Include on a Definitve Note to be held by an institutional "accredited investor" (as defined in Rule 501(a)(1)(2),(3) or (7) under the Securities
      Act) who is not a Qualified Institutional Buyer.

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By: ___________________________
Authorized Signatory

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

10.125% Series A Senior Subordinated Note due 2002

      1.  Interest

      (a) General. Callon Petroleum Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest quarterly on March 15, June 15, September 15, and December 15 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      (b) Special Interest. The holder of this Note is entitled to the benefits of a Registration Agreement, dated as of July 31, 1997, among the Company and the Initial Purchaser named therein (as such may be amended from time to time, the "Registration Agreement"). Capitalized terms used in this subsection (b) but not defined herein have the meanings assigned to them in the Registration Agreement.

      In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to October 1, 1997, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to November 15, 1997 (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to December 31, 1997, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Notes at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses
(i) through (iv) above being referred to herein as a "Registration Default"), additional interest ("Special Interest") will accrue on this Note (in addition to the interest described in subsection (a) above) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest shall accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall Special Interest accrue at a rate in excess of 1.50% per annum. Special Interest will be payable to the holder hereof in the same manner as interest under subsection (a) above.

      2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on March 1, June 1, September 1 or December 1 immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

      3. Paying Agent and Registrar. Initially, American Stock Transfer & Trust Company ("Trustee"), a New York corporation, will act as Paying Agent and Note Registrar. The Company may appoint and change any Paying Agent, Note Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Note Registrar or co-registrar.

      4. Indenture. The Company issued the Notes under an Indenture dated as of July 31, 1997 (as such may be amended from time to time, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

      The Notes are unsecured senior subordinated obligations of the Company limited to $36,000,000 aggregate principal amount at any one time Outstanding. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Note and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture.

      5. Denominations; Transfer; Exchange. The Notes are in registered form without coupons in denominations of $1,000 (or in the case of Definitive Notes sold to institutional accredited investors as described in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act, minimum denominations of $250,000, unless the Company otherwise consents) and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Note Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

      6. Subordination. The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), is expressly subordinated, to the extent and to the manner set forth in the Indenture, in right of payment to the prior payment in full of all of the Company's obligations to holders of Senior Indebtedness. Each Holder of Notes, by acceptance thereof, (a) agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture; (b) authorizes and directs the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate the subordination of the Notes as provided in the Indenture; and (c) appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

      7. Optional Redemption. The Notes may not be redeemed by the Company prior to September 15, 2000. The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after September 15, 2000, upon not less than 30 or more than 60 days' notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below if redeemed during the 12-month period beginning September 15 of the years indicated below:

                                                                Redemption
            Year                                                  Price
            ----                                                  -----
            2000............................................       102%
            2001 and thereafter.............................       100%

together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

      In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to Holders of such Notes, or one or more Predecessor Notes. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If fewer than all Notes are redeemed, the Trustee will select the Notes to be redeemed by lot or such other method as the Trustee may deem fair and appropriate.

      8. Notice of Redemption. Notice of redemption shall be given to the Holders of Notes to be redeemed by mailing a notice of such redemption not less than 30 or more than 60 days prior to the Redemption Date at their addresses as they shall appear on the Note Register, all as provided in the Indenture.

      If this Note (or a portion hereof) is duly called for redemption and funds for payment are duly provided, this Note (or such portion hereof) shall cease to bear interest from and after such Redemption Date.

      Interest installments whose Stated Maturity is on the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Indenture. In the event of redemption or repayment of this Note in part only, a new Note or Notes for the unredeemed or unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

      9. Defaults and Remedies. Except as may be provided in the Indenture, if an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in aggregate principal amount of the Outstanding Notes.

      10. Discharge and Defeasance. The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Note and (ii) discharge from certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

      11. Amendment and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes and to make certain other specified changes and other changes that do not adversely affect the interests of any Holder.

      12. Obligations Absolute. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

      13. No Recourse Against Others. A director, officer, employee, incorporator, shareholder or Affiliate of the Company, as such, past, present or future shall not have any personal liability under this Note or the Indenture by reason of his or its status as such director, officer, employee, incorporator, shareholder or Affiliate, or any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

      14. Persons Deemed Owners. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

      15. Definitions. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identifying information printed hereon.

      17. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

      18. Holder's Compliance with Registration Agreement. Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

      Each Holder of a Note covenants and agrees by such Holder's acceptance thereof to comply with and be bound by the foregoing provisions.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 200 North Canal Street, Natchez, Mississippi 39120.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

______________________________________________________
(Print or type assignee's name, address and zip code)

______________________________________________________
(Insert assignee's social security or tax I.D. No.)

and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:  ______________________________

Your Signature: ____________________________________
                Sign exactly as your name appears
                on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1) [ ] to the Company; or

      (2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

      (3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

      (4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

      (5) [ ] to an institutional "accredited investor" (as defined in Schedule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

      (6) [ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or
(6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

__________________________
Signature

Signature Guarantee:

__________________________
Signature must be guaranteed  Signature

      Notice: Signature(s) must be guaranteed by an institution which is a participant in the Notes Transfer Agent Medallion Program ("STAMP") or similar program.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

__________________________
(signature of executive officer)

Dated:____________________

                        [TO BE ATTACHED TO GLOBAL NOTES]

                                                                      SCHEDULE A

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

      The initial principal amount at maturity of this Global Note shall be $__________. The following increases or decreases in this Global Note have been made:

                                                                 Principal Amount of
               Amount of decrease       Amount of increase         this Global Note     Signature of authorized
Date of        in principal amount      in principal amount         following such       signatory of Trustee a
Exchange       of this Global Note      of this Global Note      increase or decrease     Securities Custodian
--------       -------------------      -------------------      --------------------     --------------------

                                                                       EXHIBIT 2
                                                                   TO APPENDIX A

                         [FORM OF FACE OF EXCHANGE NOTE]

                            CALLON PETROLEUM COMPANY

No._____                                              CUSIP No.__________

      [Global Notes Legend]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

      THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL NOTE OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL NOTE SHALL BE TRANSFERABLE, REGISTRABLE AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE NOTES.

 GLOBAL NOTE Representing 10.125% Series B Senior Subordinated Notes due 2002

      CALLON PETROLEUM COMPANY, a Delaware corporation, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum indicated on Schedule A hereof, on September 15, 2002.

      Interest Payment Dates: December 15, March 15, June 15 and September 15, commencing September 15, 1997.

      Record Dates:  December 1, March 1, June 1 and September 1.

      Additional provisions of this Note are set forth on the other side of this Note.

      IN WITNESS WHEREOF, CALLON PETROLEUM COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:


CALLON PETROLEUM COMPANY                        [CORPORATE SEAL]

By: _________________________
   Name: ____________________
   Title: ___________________

Attest: _____________________
        Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By: _________________________
      Authorized Signatory

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

               10.125% Series B Senior Subordinated Note due 2002

      1. Interest. Callon Petroleum Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest quarterly on March 15, June 15, September 15, and December 15 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on March 1, June 1, September 1 or December 1 immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

      3. Paying Agent and Registrar. Initially, American Stock Transfer & Trust Company, a New York corporation ("Trustee"), will act as Paying Agent and Note Registrar. The Company may appoint and change any Paying Agent, Note Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Note Registrar or co-registrar.

      4. Indenture. The Company issued the Notes under an Indenture dated as of July 31, 1997 (as such may be amended from time to time, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

      The Notes are unsecured senior subordinated obligations of the Company limited to $36,000,000 aggregate principal amount at any one time Outstanding . This Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture.

      5. Denominations; Transfer; Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

      6. Subordination. The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), is expressly subordinated, to the extent and to the manner set forth in the Indenture, in right of payment to the prior payment in full of all of the Company's obligations to holders of Senior Indebtedness. Each Holder of Notes, by acceptance thereof, (a) agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture; (b) authorizes and directs the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate the subordination of the Notes as provided in the Indenture; and (c) appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

      7. Optimal Redemption. The Notes may not be redeemed by the Company prior to September 15, 2000. The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after September 15, 2000, upon not less than 30 or more than 60 days' notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below if redeemed during the 12-month period beginning September 15 of the years indicated below:

                                                                Redemption
            Year                                                  Price
            ----                                                  -----
            2000............................................       102%
            2001 and thereafter.............................       100%

together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to Holders of such Notes, or one or more Predecessor Notes. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If fewer than all Notes are redeemed, the Trustee will select the Notes to be redeemed by lot or such other method as the Trustee may deem fair and appropriate.

      8. Notice of Redemption. Notice of redemption shall be given to the Holders of Notes to be redeemed by mailing a notice of such redemption not less than 30 or more than 60 days prior to the Redemption Date at their addresses as they shall appear on the Note Register, all as provided in the Indenture.

      If this Note (or a portion hereof) is duly called for redemption and funds for payment are duly provided, this Note (or such portion hereof) shall cease to bear interest from and after such Redemption Date.

      Interest installments whose Stated Maturity is on the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Indenture. In the event of redemption or repayment of this Note in part only, a new Note or Notes for the unredeemed or unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

      9. Defaults and Remedies. Except as may be provided in the Indenture, if an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in aggregate principal amount of the Outstanding Notes.

      10. Discharge and Defeasance. The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Note and (ii) discharge from certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

      11. Amendment and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes and to make certain other specified changes and other changes that do not adversely affect the interests of any Holder.

      12. Obligations Absolute. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

      13. No Recourse Against Others. A director, officer, employee, incorporator, shareholder or Affiliate of the Company, as such, past, present or future shall not have any personal liability under this Note or the Indenture by reason of his or its status as such director, officer, employee, incorporator, shareholder or Affiliate, or any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

      14. Persons Deemed Owners. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

      15. Definitions. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identifying information printed hereon.

      17. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

      18. Holder's Compliance with Registration Agreement. Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

      Each Holder of a Note covenants and agrees by such Holder's acceptance thereof to comply with and be bound by the foregoing provisions.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 200 North Canal Street, Natchez, Mississippi 39120.

                                 Assignment Form

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

___________________________________________________________
(Print or type assignee's name, address and zip code)

___________________________________________________________
(Insert assignee's social security or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Signature: __________________________

Date: _______________________________
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee: __________________________________
                   (Signature must be guaranteed)

Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                                                                      Schedule A

      SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

      The initial principal amount at maturity of this Global Note shall be $__________. The following increases or decreases in this Global Note have been made:


                                                                 Principal Amount of
               Amount of decrease       Amount of increase         this Global Note     Signature of authorized
Date of        in principal amount      in principal amount         following such       signatory of Trustee a
Exchange       of this Global Note      of this Global Note      increase or decrease     Securities Custodian
--------       -------------------      -------------------      --------------------     --------------------
